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                                                                    Exhibit 23.1

KPMG Peat Marwick LLP







The Board of Directors
First Midwest Bancorp, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                       KPMG PEAT MARWICK LLP



Chicago, Illinois
July 31, 1995